For Immediate Release
October 18, 2006

AJS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS
AND CASH DIVIDEND

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $248,000 for the quarter ended September 30, 2006 as compared to $253,000 for the same quarter in 2005. Basic and diluted earnings were $0.12 per share for both the quarters ended September 30, 2006 and September 30, 2005. The slight decrease in net income resulted from a decrease in net interest income and an increase in non-interest expense. Non-interest income remained relatively stable during the comparable quarters.

The Company’s Board of Directors announced today that it has declared a quarterly dividend of $0.11 cents per share. This represents a 10% increase over the dividends declared previously. The dividend is payable on November 24, 2006, to stockholders of record on November 10, 2006. AJS Bancorp, MHC (the “MHC”), the Company’s mutual holding company parent, intends to waive it’s right to receive dividends due on its 1,227,554 shares. At September 30, 2006, the Company’s principal assets consisted of its ownership interest in A. J. Smith Savings Bank and $28.5 million in cash. At September 30, 2006 the Bank’s tier 1 capital and tangible capital ratio’s each were 10.8%, and its risk-based capital ratio was 23.0%.

Total assets at September 30, 2006 were $259.8 million, an increase of $1.9 million or 0.8% from $257.9 million at December 31, 2005. The increase in total consolidated assets primarily reflects an increase in cash and cash equivalents, offset by decreases in certificates of deposit, securities, loans receivable and Federal Home Loan Bank (“FHLB”) stock. Cash and cash equivalents increased $13.3 million or 87.2% to $28.5 million at September 30, 2006 from $15.2 million at December 31, 2005. Certificates of deposit decreased $3.0 million or 34.9% to $5.6 million at September 30, 2006 compared to $8.6 million at December 31, 2005, primarily due to maturities. Securities decreased $3.0 million or 4.3% to $68.5 million at September 30, 2006 from $71.5 million at December 31, 2005. Loans receivable decreased $4.7 million to $147.1 million at September 30, 2006 from $151.8 million at December 31, 2005. The Company’s investment in FHLB stock decreased $618,000 or 18.1% to $2.8 million at September 30, 2006 compared to $3.4 million at December 31, 2005. The change in the Company’s asset composition reflects management’s decision to have greater liquidity during the current flat interest rate environment. Total consolidated liabilities comprised almost entirely of deposits and borrowings increased $1.6 million or 0.7% to $231.3 million from $229.7 million. Total deposits increased $5.7 million or 3.0% to $196.1 million at September 30, 2006 from $190.4 million at December 31, 2005. Borrowings decreased $3.5 million to $29.3 million at September 30, 2006 from $32.8 million at December 31, 2005. Advance payments by borrowers for taxes and insurance decreased $891,000 or

51.0% to $855,000 from $1.7 million at December 31, 2005, primarily as a result from the timing of payments.

The Company had non-performing assets of $3.0 million at September 30, 2006 and $394,000 at December 31, 2005. The increase in non-performing loans primarily reflects two loans to one borrower totaling $1.9 million that were past maturity and were in the process of being refinanced by other financial institutions. Both of these loans have since been repaid. The increase in non-performing loans also reflects an increase in the principal balance and the number of loans that are delinquent. The Company currently has no real estate owned. The allowance for loan losses was $1.6 million at September 30, 2006 and $1.7 million at December 31, 2005. Our allowance for loan losses to non-performing loans was 55.2% at September 30, 2006 and 431.7% at December 31, 2005. Our ratio of allowance for loan losses to gross loans receivable was 1.11% at both September 30, 2006 and at December 31, 2005.

Total stockholders’ equity increased $345,000 to $28.6 million at September 30, 2006 from $28.3 million at December 31, 2005. The increase in stockholders’ equity was primarily due to net income of $742,000 for the nine months ended September 30, 2006, and an increase in other comprehensive income due to the higher fair market value of securities held for sale, offset by common stock repurchases that took place during the nine months ended September 30, 2006.

INCOME INFORMATION -THREE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005:

Net interest income decreased by $42,000 or 2.5% to $1.7 million for the quarter ended September 30, 2006 when compared to the same quarter in 2005. The decrease in net interest income was primarily due to the cost of average interest-bearing liabilities increasing at a faster pace than the average income earned on interest-earning assets, and the resulting decrease in the net interest rate spread. The higher cost of interest-bearing liabilities is primarily due to rising short-term interest rates. Our net interest rate spread decreased 6 basis points to 2.34% from 2.40% while our net interest margin decreased 1 basis point to 2.69% from 2.70%. The net interest rate spread continues to shrink as short-term interest rates climb while long-term interest rates remain stable or rise at a slower pace than the short-term interest rates. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.31% for the three months ended September 30, 2006 from 112.51% for the same period in 2005.

There was a $16,000 negative provision for loan losses for the three months ended September 30, 2006 compared to a $37,000 negative provision for loan losses for the three months ended September 30, 2005. There was $16,000 in loan loss recoveries during the three months ended September 30, 2006, and no loan loss recoveries during the three months ended September 30, 2005. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the three months ended September 30, 2006 or 2005. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of losses in the loan portfolio, which required a reduction of the provision of loan losses for the three months ended September 30, 2006 and 2005. Should any unforeseen risks present themselves in the future, however, management may need to make provisions for loan losses.

Non-interest income remained relatively stable at $227,000 for the quarter ended September 30, 2006 compared to $228,000 for the same quarter in 2005. Insurance commissions increased $4,000, service charges on accounts increased $10,000, and these increases were offset by a $15,000 decrease in other non-interest income items. The increase in service charges on accounts is primarily due to an increase in income from late charges earned on loans and an increase in income on NOW accounts. Income on late charges increased because of two delinquent loans that paid late charges during the quarter ended September 30, 2006. Income on NOW accounts increased due to an a change in the Company’s over-draft fee policy and a change in the order of how the checks post to the customers checking accounts. Both of these changes were implemented in the first quarter of 2006. Other non-interest income items decreased primarily due to a decrease in the gain on the sale of fixed assets. The Company sold one of the company-owned automobiles during the quarter ended September 30, 2005 and recorded a gain on the sale of fixed assets of $13,000.

Non-interest expense increased by $27,000 to $1.5 million for the quarter ended September 30, 2006 when compared to expense for the same quarter in 2005. The increase was primarily due to an increase in other non-interest expense items offset by a decrease in advertising and promotion expenses. Other non-interest expense items increased $38,000 or 16.4% to $270,000 for the quarter ended September 30, 2006 compared to $232,000 for the same quarter in 2005. The increase was primarily due to increases in legal fees, bank service charges and auto expense when comparing the two quarters. Legal fees increased due to the cost associated with protesting the real estate taxes on the Company’s buildings and due to a non-material legal matter that is not expected to reoccur. Bank service charges increased as the Company decreased its compensating balance on its operating account in order to realize a better return on the excess funds. Auto expense increased in conjunction with the approval of an auto lease coverage for the President of the Company. Advertising and promotion costs fell $18,000 to $76,000 for the quarter ended September 30, 2006 compared to $94,000 for the same period in 2005. Advertising and promotion costs decreased primarily due to a reduction in newspaper advertising.

The Company’s federal and state taxes decreased $86,000 to $149,000 for the quarter ended September 30, 2006 from $235,000 during the same period of 2005. This is primarily result of an upward revision to the tax accrual estimate during the quarter ended September 30, 2005. The Company increased its tax accrual based on revisions to certain estimated deferred and permanent tax items from what had been estimated in the previous 2005 quarter.

INCOME INFORMATION - NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005:

Net interest income decreased by $312,000 or 5.9% to $5.0 million for the nine months ended September 30, 2006 from $5.3 million for the same period in 2005. The decrease in net interest income was primarily due to the cost of average interest-bearing liabilities increasing at a faster pace than the average interest-earning asset yield increased, and the resulting decrease in the net interest rate spread. Average interest earning assets were $249.7 million and $257.4 million during the comparative 2006 and 2005 nine-month periods while the average yield was 5.35% and 5.04%, respectively. Our net interest rate spread decreased 13 basis points to 2.32% from 2.45% while our net interest margin decreased 8 basis points to 2.65% from 2.73%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.26% for the nine months ended September 30, 2006 from 112.34% for the same period in 2005. The decrease in our net interest rate spread and net interest margin is primarily due to the flattening yield curve which resulted in rising short term interest rates with longer term interest rates remaining remained stable.

There was a negative provision for loan losses of $28,000 for the nine months ended September 30, 2006 compared to $129,000 negative loan loss provision for the nine months ended September 30, 2005. There were $28,000 in loan loss recoveries during the nine months ended September 30, 2006, and $54,000 in recoveries during the nine months ended September 30, 2005. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the nine months ended September 30, 2006 or 2005. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the nine months ended September 30, 2006 and 2005. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased to $716,000 for the nine months ended September 30, 2006 from $706,000 for the comparable period in 2005. The $10,000 increase was the result of increases in insurance commission income and other non-interest income for the nine months ended September 30, 2006 when compared to the nine months ended September 30, 2005.

Non-interest expense decreased $71,000 to $4.5 million for the nine month period ended September 30, 2006 compared to $4.6 million for the same period in 2005. The decrease was primarily due to lower advertising and promotion costs, offset by an increase in other non-interest expense items for the nine months ended September 30, 2006 compared to the same period in 2005. Advertising and promotion costs decreased $111,000 primarily due to a reduction in newspaper advertising and a decrease in promotional give away items. Other non-interest expense items increased $65,000 when comparing the quarter ended September 30, 2006 to the same period in 2005. The increase was primarily due to increases in stationary, printing and office supply expenses and cleaning expenses.  Stationary, printing and office supply expenses increased primarily due to in-house printing of promotional materials and the revision and reprinting of the Company’s rules of accounts and fee information. The printing of promotional materials in-house caused an increase in paper and toner costs. Cleaning expenses increased due to the hiring of an outside cleaning service. Previously, an individual on the maintenance staff did the cleaning of the Company’s two branch offices.

Our federal and state taxes decreased $121,000 to $448,000 for the nine months ended September 30, 2006 from $569,000 in the same period of 2005. This is the result of lower pre-tax income that occurred during the nine months ended September 30, 2006.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”, “should”, “planned”, “estimated” and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	30-Sep-06	31-Dec-05
ASSETS

Cash and due from financial Institutions	$20,902	$14,776
Federal funds sold	7,604	454
TOTAL CASH AND CASH EQUIVALENTS	28,506	15,230

Certificates of Deposit	5,587	8,584
Securities	68,496	71,534
Loans receivable net of allowance for loan loss
of $1,644 at September 30, 2006, and at
December 31, 2005.	147,070	151,768
Federal Home Loan Bank Stock	2,798	3,416
Premises and equipment	4,403	4,541
Accrued interest receivable & other assets	2,984	2,832
TOTAL ASSETS	$259,844	$257,905

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	196,149	$190,407
Federal Home Loan Bank advances	29,250	32,750
Advance payments by borrowers for taxes
and insurance	855	1,746
Accrued expenses and other liabilities	4,993	4,750

TOTAL LIABILITIES	231,247	229,653
TOTAL EQUITY	28,597	28,252
TOTAL LIABILITIES AND SHAREHOLDERS
EQUITY	$259,844	$257,905

	30-Sep-06	30-Sep-05
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$6,967	$6,891
Securities	2,093	1,973
Interest earning deposits & other	820	831
Federal funds sold	144	37
TOTAL INTEREST INCOME	10,024	9,732

INTEREST EXPENSE ON DEPOSITS
Deposits	4,091	3,379
Federal Home Loan Bank & Other	967	1,075
Total Interest Expense	5,058	4,454
NET INTEREST INCOME	4,966	5,278
Provision for loan losses	(28)	(129)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,994	5,407

NON-INTEREST INCOME
Insurance commissions	150	144
Service charges on accounts	384	384
Other	182	178
TOTAL NON-INTEREST INCOME	716	706

NON-INTEREST EXPENSE
Salaries and employee benefits	2,584	2,606
Occupancy	642	627
Advertising & promotion	206	317
Data processing	276	294
Other	812	747
TOTAL NON-INTEREST EXPENSE	4,520	4,591

INCOME BEFORE INCOME TAXES	1,190	1,522
Income tax expense	448	569
NET INCOME	$742	$953

Earnings per share, basic	$0.35	$0.44
Earnings per share, diluted	$0.35	$0.43

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 9/30/06

	For the Three	For the Three
	Months ended	Months ended
	9/30/2006	9/30/2005
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,379	$2,266
Securities	705	721
Interest bearing deposits & other	291	246
Federal Funds Sold	85	4
TOTAL INTEREST INCOME	3,460	3,237

INTEREST EXPENSE ON DEPOSITS
Deposits	1,467	1,174
Federal Home Loan Bank & Other	318	346
Total Interest Expense	1,785	1,520
NET INTEREST INCOME	1,675	1,717
Provision for loan losses	(16)	(37)
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	1,691	1,754

NON-INTEREST INCOME
Insurance commissions	42	38
Service charges on accounts	131	121
Other	54	69
TOTAL NON-INTEREST INCOME	227	228

NON-INTEREST EXPENSE
Salaries and employee benefits	867	862
Occupancy	222	211
Advertising & promotion	76	94
Data processing	86	95
Other	270	232
TOTAL NON-INTEREST EXPENSE	1,521	1,494

INCOME BEFORE INCOME TAXES	397	488
Income Tax Expense	149	235
NET INCOME	$248	$253

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	September 30, 2006	December 31, 2005
	(In thousands)
Selected Financial Highlights:
Total assets	$259,844	$257,905
Loans receivable, net	147,070	151,768
Securities	68,496	71,534
Deposits	196,149	190,407
Federal Home Loan Bank advances	29,250	32,750
Stockholders' equity	28,597	28,252

Book value per share (1)	13.50	13.15

Number of shares outstanding (2)	2,118,341	2,147,807

	Three months ended	Three months ended
	September 30, 2006	September 30, 2005
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$3,460	$3,237
Total interest expense	1,785	1,520
Net interest income	1,675	1,717
Provision for loan losses	(16)	(37)
Net interest income after provision
for loan losses	1,691	1,754
Noninterest income	227	228
Noninterest expense	1,521	1,494
Income before taxes	397	488
Income tax provision	149	235
Net income	248	253

Earnings per share, basic and diluted	$0.12	$0.12

	Three months ended	Three months ended
	September 30, 2006	September 30, 2005

Selected Operating Ratios:
Return on average assets	0.39%	0.38%
Return on average equity	3.52%	3.51%
Interest rate spread during the period	2.34%	2.40%
Net interest margin	2.69%	2.70%
Average interest-earning assets to average interest-
bearing liabilities	112.31%	112.51%
Efficiency ratio (3)	79.97%	76.81%

	Nine months ended	Nine months ended
	September 30, 2006	September 30, 2005
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$10,024	$9,732
Total interest expense	5,058	4,454
Net interest income	4,966	5,278
Provision for loan losses	(28)	(129)
Net interest income after provision
for loan losses	4,994	5,407
Noninterest income	716	706
Noninterest expense	4,520	4,591
Income before taxes	1,190	1,522
Income tax provision	448	569
Net income	742	953

Earnings per share, basic	$0.35	$0.44
Earnings per share, diluted	$0.35	$0.43

	Nine months ended	Nine months ended
	September 30, 2006	September 30, 2005

Selected Operating Ratios:
Return on average assets	0.38%	0.48%
Return on average equity	3.52%	4.29%
Interest rate spread during the period	2.32%	2.45%
Net interest margin	2.65%	2.73%
Average interest-earning assets to average interest-
bearing liabilities	112.26%	112.34%
Efficiency ratio (3)	79.55%	76.72%

	As of	As of
	September 30, 2006	December 31, 2005
Asset Quality Ratios:
Non-performing assets to total assets	1.15%	0.15%
Allowance for loan losses to non-performing loans	55.15%	431.73%
Allowance for loan losses to loans receivable, gross	1.11%	1.11%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.